                                                                  EXHIBIR 10.10

                           STOCK PURCHASE AGREEMENT


         This agreement (the "Agreement") is entered into as of the 4th day of November, 1997, by and among ATC GROUP SERVICES INC., a Delaware corporation with its principal office at 104 East 25th Street, New York, New York 10010 (the "Purchaser"); CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP II, a Delaware limited partnership with its principal office at City Place II, 185 Asylum Street, Hartford, CT 06103 ("Conning II"); CONNING INSURANCE CAPITAL INTERNATIONAL PARTNERS II, a Cayman Island limited partnership with its principal office at City Place II, 185 Asylum Street, Hartford, CT 06103 ("Conning Intl. II"); CULLINANE & DONNELLY VENTURE PARTNERS, LIMITED PARTNERSHIP, a Connecticut limited partnership with its principal office at One Century Tower, 265 Church Street, New Haven, CT 06510 ("Cullinane"); LAWYERS TITLE ENVIRONMENTAL INSURANCE SERVICES AGENCY, INC., a Virginia corporation with its principal office at 6630 West Broad Street, Richmond, VA ("LTEISA");and CHARLES L. PERRY, JR., a Connecticut resident residing at 61 High Farms Road, West Hartford, CT 06107 ("Perry") (Conning II, Conning Intl. II, Cullinane, and LTEISA are referred to collectively as the "Preferred Shareholders" and with Perry are referred to collectively as the "Qualified Stockholders."

                                    RECITALS

         Environmental Warranty, Inc. is a Connecticut corporation with its principal office at 970 Farmington Avenue, West Hartford, CT 06107 ("EWI"). EWI has authorized 20,000 shares of capital stock consisting of 15,000 shares, no par value, designated as Common Stock and 5,000 shares, no par value, designated as Preferred Stock, of which 2,668 are designated Series A Preferred Stock ("Series A"), 1334 are designated Series B Preferred Stock ("Series B") and 998 are undesignated (and unissued). The Series A and Series B are all issued and outstanding and are held by the Preferred Shareholders in the numbers indicated on Exhibit A attached hereto. The Preferred Shareholders have invested $4,000,000 in EWI, and, as of June 30, 1997, had an aggregate liquidation preference in excess of $5,300,000, taking into account accrued and unpaid dividends.

         EWI has 1,100 shares of Common Stock issued and outstanding which are held by seven (7) individuals (the "Common Shareholders") as set forth on Exhibit A attached hereto.

         The Purchaser desires to acquire all of the issued and outstanding shares of stock and ownership rights in any form of EWI in exchange for cash, stock and other consideration as hereinafter provided, and Qualified Stockholders desire to sell the EWI stock which they own, and, on or before the Closing Date, Preferred Shareholders will seek to cause the 1100 outstanding shares of Common Stock to be tendered (the "Tendered Common Shares") by the holders thereof

(the "Tendering Common Shareholders"), so that at Closing Escrow Agent, on behalf of the Preferred Shareholders and Tendering Common Shareholders, will be able to deliver to Purchaser stock certificates, duly endorsed for transfer, in blank or to Purchaser, representing substantially all of the issued and outstanding capital stock of EWI. The Preferred Shareholders and the Tendering Common Shareholders are referred to herein as the "Tendering Shareholders."

         Qualified Stockholders and Pepe & Hazard LLP have entered into a certain escrow agreement dated as of October 1, 1997, pursuant to which Pepe & Hazard LLP, as escrow agent ("Escrow Agent"), on behalf of the Qualified Stockholders, will (i) deliver the certificates representing the issued and outstanding Preferred Stock of EWI to the Purchaser, (ii) deliver the certificates representing the Tendered Common Shares to the Purchaser, and (iii) distribute the consideration received from the Purchaser hereunder for such capital stock (the "Escrow Agreement").

         On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement, the parties agree as follows:

                              I. SALE AND PURCHASE


1.01 Terms of Sale and Purchase

         (a) At Closing, Qualified Stockholders shall sell and deliver to Purchaser certificates for the shares set forth after their names in Schedule A attached hereto, endorsed to effect the assignment to Purchaser, and shall have Escrow Agent deliver to Purchaser certificates evidencing the Tendered Common Shares, all endorsed for transfer; provided that tender of 1000 shares of the Common Stock of EWI, which exclude the 100 shares of EWI Common Stock owned by Thomas S. Lux, shall satisfy the obligation of the Qualified Stockholders with respect to the delivery of shares of EWI. All shares of the capital stock of EWI so tendered or delivered are referred to as the "Shares."

                  (1) At Closing Date, Qualified Stockholders shall provide to Purchaser the Closing Financial Statements (as defined in ss.2.03). Any disagreements between Purchaser and Qualified Stockholders concerning EWI's final net tangible book value shall be resolved in accordance with Section 2.03(c).

         (b) As consideration for the Shares, the Tendered Common Shares and the other promises, agreements, warranties, and covenants hereof, the Purchaser shall:

                  (1) Transfer and pay to Escrow Agent, as agent of and for the benefit of the Qualified Stockholders, at Closing, the sum of Eight Hundred Twenty-Eight Thousand Dollars ($828,000.00) payable as follows:

                           (a) One Hundred Fifty Thousand and 00/100 Dollars
                               ($150,000.00) by money order, cashier's check or wire transfer of immediately available funds payable to Escrow Agent pursuant to Escrow Agent's instructions, and

                           (b) the Purchaser's conditional, non-negotiable
                               promissory note evidencing Purchaser's obligation to pay to the Escrow Agent, as agent of and for the benefit of Qualified Stockholders, the sum of Six Hundred Seventy-Eight Thousand and 00/100 Dollars ($678,000.00), with no interest thereon, substantially in the form of Exhibit B (the "Note"). The Note shall provide for the payment of three substantially equal annual installments of principal without interest on the three successive anniversary dates of the Closing Date. The Note shall be subject to the condition that Purchaser shall have available to it the rights of set-off against payments to be made under the
                               Note in accordance with the provisions of Section 1.03.

                  (2) Issue Thirty-Three Thousand (33,000) shares of Purchaser's unregistered, restricted common stock (the "ATC Stock") in the names and for the number of shares set forth in Schedule 1.01(b)(2) attached hereto. Within thirty (30) days after Closing, Purchaser shall deliver to the Escrow Agent the certificates for the ATC Stock, marked with ATC's customary securities legend reflecting the fact that the shares are unregistered and that their transfer is subject to restrictions, in the names and for the number of shares set forth in Schedule 1.01(b)(2) attached hereto.

         (c) On behalf of the Tendering Shareholders, Robert E. Clifford ("Clifford") and William A. Gildea, Jr. ("Gildea"), Escrow Agent shall be responsible for the distribution of the cash paid under Section 1.01(b)(1)(a), the cash payments made under the Note, and the ATC Stock transferred under
Section 1.01(b)(2), in accordance with the Escrow Agreement. The Qualified Stockholders acknowledge that payment and delivery to the Escrow Agent of the items set forth in Section 1.01(b) hereof satisfies the Purchaser's obligations to the Qualified Stockholders under that section.

1.02 Indemnity Against Debts and Liabilities

         (a) Subject to the limitation to the value of the Consideration received or receivable provided for in Section 1.02(c)(2), in addition to Purchaser's other rights and remedies available at law or in equity (and not by way of limitation), each of the Qualified Stockholders, severally, agrees to indemnify and hold harmless EWI, the Purchaser, and their employees and successors against and in respect of any and all:

                  (1) Claims, suits, actions, proceedings (formal or informal), governmental investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees and defense costs) as and when incurred, arising out of, or based upon, any breach of any representation, warranty, covenant, or agreement of such Qualified Stockholder contained in this Agreement or under any of the Related Agreements;

                  (2) Debts or liabilities of any kind and claims, liens, set-offs, suits, actions, and proceedings (formal and informal) of persons or entities and related judgments, deficiencies, damages, settlements, set-offs, liens, liabilities, and legal and other expenses (including reasonable attorneys' fees) as and when incurred arising out of or based upon the acts, omissions, contractual performance or conduct of the business of EWI before the Effective Time, except to the extent expressly assumed by Purchaser and as more fully set forth on
         Schedule 1.02(a) (the "Assumed Liabilities");

                           (a) The indemnity provided by this Section 1.02(a)(2)
                               shall explicitly include (but is not limited to) the excess of (I) the sum of (X) the expense of resolving all claims in connection with the litigation concerning severance compensation with EWI's former employee, Thomas S. Lux (including claims under the $50,000 litigation bond which has been posted by EWI) and (Y) the expense of purchasing the EWI Common Stock held by Thomas S. Lux (if any), over (II) the reserve therefor listed on the Closing Balance Sheet; and

                           (b) Any loss, damage or cost for which the Qualified
                               Stockholders have agreed to indemnify Purchaser, EWI or their employees under any provision of this Agreement.

         (b) In addition to Qualified Stockholders' other rights and remedies available at law or in equity (and not by way of limitation), Purchaser agrees to indemnify and hold harmless the Qualified Stockholders and their employees and successors against and in respect of any and all:

                  (1) Claims, suits, actions, proceedings (formal or informal), governmental investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees and costs of defense) as and when incurred, arising out of, or based upon, any breach of any representation, warranty, covenant, or agreement of Purchaser contained in this Agreement or any of the Related Agreements;

                  (2) Debts or liabilities of any kind and claims, liens, set-offs, suits, actions, and proceedings (formal and informal) of persons or entities and related judgments, deficiencies, damages, settlements, set-offs, liens, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees) as and when incurred arising out of (i) the business of EWI after the Effective Time, except for EWI's debts or liabilities not expressly assumed by Purchaser as Assumed Liabilities; (ii) based upon the acts, omissions, contractual performance or conduct of the business of Purchaser, whether before or after the Effective Time; or (iii) out of the Assumed Liabilities;

                           (a) The indemnity provided by this Section 1.02(b)(2)
                               shall explicitly include (but is not limited to) the sum of (X) the expense of resolving all claims in connection with the litigation with EWI's former employee, Thomas S. Lux (including claims under the $50,000 litigation bond which has been posted by EWI), including all settlement amounts, all attorneys' fees and other defense costs relating thereto and (Y) the expense of purchasing the EWI Common Stock held by Thomas S. Lux (if any), as limited in Section 1.02(c)(8) below; and

                           (b) Any loss, damage or cost for which the Purchaser
                               has agreed to indemnify Qualified Stockholders under any provision of this Agreement.

         (c) The parties' respective indemnity obligations hereunder shall be subject to the following terms, limitations and conditions:

                  (1) Purchaser and the Qualified Stockholders shall each give the other prompt notice of any allegedly indemnified item incurred, asserted or threatened on the basis of which an indemnitee intends to seek indemnification from an indemnitor as provided herein; provided, however, that the obligation of an indemnitor shall be reduced for the failure to give notice at any particular time only to the extent that the indemnitor has been actually prejudiced thereby. Each indemnitor shall have the right (but not the obligation) to select and be represented by counsel of its choice, to manage its own legal representation or defense and to settle any claim, debt or other indemnified matter hereunder; provided, however, that if any such settlement would not accomplish a complete release or satisfaction of such claim, debt or other matter, then the indemnitor shall be required to obtain the indemnitee's prior written consent to such settlement.

                  (2) With the exception of claims covered by insurance to the extent of such coverage (including the deductible), each Qualified Stockholders' indemnity obligation hereunder shall be limited to the value of his or its allocable share of the amount of consideration, including the value of the ATC Stock (valued as of the date received), cash and amounts payable under the Note, which Purchaser either has paid or is obligated to pay under this Agreement to such Qualified Stockholder.

                  (3) The parties' respective indemnity obligations hereunder
         (i) are limited to individual losses, claims, etc., having a value of $1,000.00 or more (an "Indemnified Claim"); and (ii) only arise when Indemnified Claims, in the aggregate, exceed $10,000.00 (the "Indemnity Claim Threshold").

                  (4) The following are not subject to the Indemnified Claim Threshold and are covered from the first dollar over any amount reserved therefor on the Closing Balance Sheet: (i) Qualified Stockholders' warranty that accounts receivable and recorded work in process, net of reserves, will be collected as specified in Section 2.06(b); and (ii) Qualified Stockholders' warranty in Sections 2.06(b) or 2.07(b) that there are no unearned billings or receipts in excess of reserves for such purpose on the Closing Balance Sheet.

                  (5) With respect to any claim for which an indemnitor shall indemnify any indemnitee, the indemnitor shall be subrogated to all rights of indemnitees against any and all third parties up to the amount paid by indemnitor to, or on behalf of, indemnitees or set-off against an indemnitor.

                  (6) No party shall be liable for that portion of any claim for which an indemnitee actually receives the cost of defense or insurance proceeds covering such claim (the deductible pertaining to any such insurance shall not be considered to be insurance proceeds or cost of defense).

                  (7) The indemnity agreements contained in this Agreement shall inure only to the benefit of Purchaser, EWI and Qualified Stockholders, respectively, (and their respective successors and employees to the extent they are indemnitees), and shall not be for the benefit of any other person or entity. These indemnity provisions shall not be construed to abrogate the corporate liability shield as provided by law, to extend a right of action to any third party not otherwise available, or to enlarge the underlying liability of any indemnitor or indemnitee to any third party.

                  (8) The indemnity obligation contained in Section 1.02(b)(2)(a) is limited to the reserve therefor set forth on the Closing Balance Sheet (the "Lux Reserve"); provided, however, that the Purchaser is obligated to defend the Lux litigation in good faith and to mitigate damages thereunder and agrees not to settle such litigation for an amount exceeding the Lux Reserve without the consent of the Qualified Stockholders, which consent will not be unreasonably withheld.

1.03 Right of Set-Off

         (a) Without limiting such other rights as it may have at law or equity or by agreement, the Purchaser shall have the right to set-off against, and withhold from, any payment due to Escrow Agent as Holder under the Note: (i) any amount necessary to cure or remedy any breach, default or deficiency of performance or warranty by Qualified Stockholders under this Agreement; (ii) any amount for which Purchaser or EWI (or their successors) is entitled to indemnification under Section 1.02(a); and (iii) Purchaser's or EWI's reasonable costs or expenses (including reasonable attorneys' fees) related to (i) or (ii). Purchaser shall have no right to set-off against salary or commission payments to Perry under Perry's Employment Agreement.

         (b) Subject to the procedures of Section 1.03(c) below, it shall not be necessary that a breach, default or Indemnified Claim or a threatened breach, default or Indemnified Claim has resulted in actual damage to Purchaser, EWI or their successors or employees for Purchaser to exercise its set-off rights provisionally under this section, but rather Purchaser shall have the right to withhold payment provisionally to cover the future effects of any breach, default, or Indemnified Claim or threatened breach, default or Indemnified Claim pending actual conclusion of the matter, provided that Purchaser shall have produced sufficient objective evidence of facts and sufficient supporting legal authority for a competent, experienced attorney to conclude that:

                  (1) Either the loss-threatening event has occurred or there is a substantial probability that it will occur;

                  (2) There is a substantial probability that the occurrence or probable occurrence will cause a loss;

                  (3) An action to hold the party liable for the loss could withstand a motion to dismiss or a motion for summary judgment;

                  (4) There is a substantial probability that the loss, including associated attorney fees and costs of defense, will be as great as the amount asserted for provisional set-off;

                  (5) Either there is a substantial issue as to whether an available insurance policy provides coverage for the claim, there is a substantial potential that the insurance coverage available will not be adequate in amount to pay the portion of the loss asserted as a set-off or there is a deductible to be satisfied with respect to such insurance; and

                  (6) If the set-off is not asserted at the present time, insufficient funds may remain following the next payment to enable the Purchaser to protect its interests through the exercise of its set off rights.

If such loss or damage does not, in fact, occur, Purchaser shall then pay the provisionally withheld amount to Escrow Agent, on behalf of the Qualified Stockholders.

         (c) Prior to exercising its right of set-off under this Section 1.03, Purchaser must give written notice to Qualified Stockholders of the facts which Purchaser asserts give rise to such right and the amount Purchaser intends to set-off (the "Set-Off Notice").

                  (1) If within fifteen (15) days after any Set-Off Notice Purchaser does not receive notice from any Qualified Stockholder of his or its intention to contest such set-off ("Set-Off Contest Notice"), Purchaser may exercise its right of set-off under this Section 1.03 with respect to the next installment due under the Note.

                  (2) If within fifteen (15) days after any Set-Off Notice, Purchaser receives a Set-Off Contest Notice from any Qualified Stockholder, Purchaser shall submit its claim for set-off, and each Qualified Stockholder opposing such set-off shall submit the basis for his or its opposition to such set-off, to Mediation Consultants LLC, 1 Long Wharf, New Haven, Connecticut 06511, with all facts supporting their respective positions.

                  (3) The parties agree to proceed with such mediation process in good faith and without delay in accordance with the directives of the mediator.

                           (a) The decision of the mediator shall be binding and
                               effective upon the parties and shall be
                               non-appealable.

                           (b) If the mediator decides in favor of Purchaser,
                               Purchaser may exercise its right of set-off under this Section 1.03 with respect to the next installment or successive installments due under the Note for the amount awarded by the mediator which may include expenses incurred in connection with the mediation process.

                           (c) If the mediator decides in favor of the opposing
                               Qualified Stockholder(s), Purchaser may not exercise its right of set-off under this Section
                               1.03 with respect to the amount claimed in the Set-Off Notice and will pay such Qualified Stockholders the expenses they incurred in connection with the mediation process.

                           (d) If while such mediation process is pending, an
                               installment payment under the Note comes due, the Purchaser shall pay such installment payment net of its claimed set-off. If thereafter the mediator decides in favor of the opposing Qualified Stockholder(s), the Purchaser shall, within three (3) days of date on which the mediator issues his decision, make a payment of the difference between the amount of the installment which was due under the Note and the amount which was previously paid plus interest in the amount of 10% per annum, compounded daily, for the period during which such partial payment was due but not paid.

         (d) Subject to the provisions of this Section 1.03, the Purchaser's right of set-off, provided for in this Section 1.03, shall not be contingent in any way upon or subject to allocation of the amount of such set-off, severally, among the Qualified Stockholders by Purchaser. Any such allocation shall be the responsibility of the Qualified Stockholders and shall be handled by separate agreement with the Escrow Agent.

          II. REPRESENTATIONS AND WARRANTIES OF QUALIFIED STOCKHOLDERS

         As a material inducement to Purchaser to enter into this Agreement, Qualified Stockholders, severally, represent and warrant to the Purchaser as follows:

2.01 Organization and Qualification

         (a) EWI has no subsidiary or affiliated corporations or business enterprises of any type. Schedule 2.01 sets forth as to EWI: its place of incorporation, principal place(s) of business, jurisdictions in which it is qualified to do business, and locations in which it currently maintains a place of business. EWI is a corporation duly organized, validly existing, and in good standing under the laws of Connecticut, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. EWI is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of the business makes such qualification necessary.

         (b) EWI has furnished to the Purchaser its certificate of incorporation (or other charter document) and by-laws and all amendments thereto, as presently in effect, certified by the Secretary of the corporation. EWI is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws. The corporate minute book of EWI, as furnished to Purchaser, is true and complete and accurately reflects all proceedings to date of EWI's directors and shareholders.

2.02 Capitalization

         (a) Schedule 2.02 correctly sets forth: (i) all authorized, issued and outstanding capital stock and all ownership interests in EWI of any type, including all options, warrants or other rights under which an ownership right of any type may be acquired; (ii) the name and address of each owner of, or claimant to, any such right. Except as set forth on Schedule 2.02, each of such outstanding shares or rights is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any federal or state securities law or regulation or any preemptive right of stockholders, and is owned of record and beneficially by the person so listed. There is no commitment, plan, arrangement to issue, option, warrant, security, or other right calling for the issuance of, any share of capital stock or other ownership interest in EWI or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of or ownership in EWI other than as set forth in Schedule 2.02.

         (b) Schedule 2.02 sets forth with respect to all stock and other ownership interests or rights in EWI all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts, or other restriction or covenant respecting any such interest, if any (collectively the "Encumbrances"). Except as set forth on Schedule 2.02, all shares are free and clear of all Encumbrances.

2.03 Financial Condition

         (a) Qualified Stockholders have delivered to the Purchaser and attached hereto as Schedule 2.03 true and correct copies of the unaudited balance sheet ("Interim Balance Sheet") and statements of income, retained earnings and cash flows of EWI for the period from July 1, 1996 through June 30, 1997 ("Interim Financial Statements"). At Closing, Qualified Stockholders shall provide final unaudited balance sheet ("Closing Balance Sheet") and statements of income, retained earnings and cash flows of EWI for the period beginning July 1, 1997 and ending on the Effective Time (the "Closing Financial Statements").

         The financial statements referred to in this ss.2.03 have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except for adjustments thereto which are known to and expressly approved by Purchaser in writing), are correct and complete in all respects, and are in accordance with the books and records of EWI.

         There is no fact presently known to EWI which could materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future business prospects of the EWI except as disclosed or recorded on Schedule 2.03, the Closing Financial Statements or the other schedules to this Agreement; provided, however, that Qualified Stockholders express no opinion as to political or economic matters of general applicability (except as to market conditions of which a Qualified Stockholder has present knowledge).

         (b) As of the Effective Time, the net tangible book value, as set forth on the Closing Financial Statements, will be correct.

         (c) After Closing, Purchaser's in-house and independent accountants shall be afforded free and full access to the non-proprietary working papers and records used by EWI's independent accountants and in-house accountants in preparing their unaudited last completed fiscal year, Interim and Closing Financial Statements. If there is a difference of opinion between the Purchaser's and EWI's accountants as to the general acceptability or consistency of any of the accounting principles followed in connection with such review and report or preparation of financial statements or the results indicated thereby, the parties or their accountants shall promptly confer in an effort to resolve such differences. If they are unable to resolve a difference, the difference shall be resolved by the indemnity, set-off and dispute resolution provisions of Sections 1.02 and 1.03.

2.04 Tax and Other Liabilities

         (a) Except as disclosed on Schedule 2.04, EWI has no liability of any nature, accrued or contingent, including, without limitation, liabilities for payroll and other employee taxes, federal, state, local, or foreign taxes or liabilities to customers or suppliers, other than liabilities which are reflected on the Closing Balance Sheet.

         (b) Without limiting the generality of the foregoing, the amounts reserved for taxes on the Closing Balance Sheet are sufficient for all accrued and unpaid federal, state, local, employee-related and foreign taxes of EWI, whether or not due and payable and whether or not disputed, under tax laws in effect on the Closing Date for the period ended on such date and for all fiscal years prior thereto. EWI has filed all payroll and other federal, state, local, and foreign tax returns required to be filed by it; has delivered to the Purchaser a true and correct copy thereof; has paid all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Purchaser a true and correct copy of any report as to any audit or adjustments received by EWI (or any of EWI's officers concerning EWI) from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or audit or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

         (c) The Closing Balance Sheet contains an adequate reserve for vendor or supplier invoices in process, including any taxes or expenses in connection with this transaction which are to be paid or charged to EWI.

         (d) EWI has engaged in no act, omission, ownership or operation of a property or facility or contractual or professional performance prior to the Effective Time which will render it liable in the future for personal, economic, environmental, or natural resource damage, except as may be set forth in
Schedule 2.05.

2.05 Litigation and Claims

         (a) Except as set forth on Schedule 2.05: (i) there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened (or any basis therefore known to Qualified Stockholders) with respect to EWI or any of its business, properties, or assets;
(ii) EWI is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Qualified Stockholders is any union currently representing or attempting to represent any employee of EWI as collective bargaining agent; (iii) EWI is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, including any insurance or environmental laws or regulations. Schedule 2.05 sets forth with respect to EWI, among other matters, all past (previous three years) and current citations, violations, fines, judgments, decrees, orders, consent decrees or orders, and, to the best knowledge of each of the Qualified Stockholders, all pending proceedings of any type arising out of the alleged violation of any federal, state or local criminal, bidding or procurement, environmental, health and safety, insurance, licensing or labor or other law or regulation or out of any alleged act or omission, negligence, intentionally wrongful act or breach of contract in the performance of services or otherwise.

         (b) Except for the liabilities included on the Closing Balance Sheet, neither EWI nor Purchaser will incur any liability, including any environmental liability, as a result of EWI's acts, omissions, sales, underwriting, consulting services or contractual performance prior to the Effective Time.

         (c) In consideration of a payment from the cash proceeds set forth in
Section 1.01(b)(1)(a) by the Escrow Agent, on behalf of the Preferred Shareholders, the holders of the Tendered Common Shares have given the following release to the Preferred Shareholders in connection with the tendering of their shares to the Escrow Agent:

         "Satisfaction. Each of the Tendering Common Shareholders hereby accepts the cash distributed pursuant to Section 1.01, in consideration for their shares, and in full satisfaction of and in release of all claims they may have as shareholders of EWI against EWI, its directors, officers, and shareholders and each of their affiliates, employees, agents, representatives, heirs, successors and assigns."

2.06 Properties

         (a) Except as set forth on Schedule 2.06 or on the list of leases set forth on Schedule 2.07, EWI has good title to all properties and assets used in its business or owned by it free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

         (b) All accounts receivable and work in process of EWI recorded on the Closing Balance Sheet have arisen from valid transactions in the ordinary course of EWI's business and will be collected by EWI within six (6) months after the Closing Date, net of any reserve amount on the Closing Balance Sheet which is excess of reserves that EWI will be required to maintain after such six (6) month period to conform with GAAP (the "Excess Reserve"), employing reasonable and customary collection procedures (i.e. the cost of measures such as legal action, referral to outside collection agency or liens shall be a charge against collections from such accounts). All accounts receivable of EWI recorded on the Closing Balance Sheet were fully earned as of the Effective Time, there are no existing set-offs or counterclaims available against EWI or Purchaser, and Purchaser will have no performance obligations for which it will not be entitled to bill (no account receivable entry represents a pre-billing except to the extent an allowance is reserved for it).

         (c) Schedule 2.06 sets forth a ledger of all properties and assets, including Intangibles, owned, leased, or licensed by EWI for which a value is recorded on the Closing Balance Sheet, detailing location, cost and net book value with respect to all such properties current as of the Effective Time. All such properties and assets owned by EWI are reflected on the Closing Balance Sheet. Except as disclosed on Schedule 2.06, each physical asset having a depreciated value on EWI's books greater than Five Hundred Dollars ($500.00) will be in fully operational condition as of the Effective Time (except for normal wear and tear which is not such as to affect their operability).

2.07 Contracts and Other Instruments

         (a) Schedule 2.07 lists and describes all material contracts to which EWI is a party including leases and licenses and all supply, distribution, agency, financing or other arrangements and understandings. Qualified Stockholders have provided to Purchaser, or at Purchaser's election made available for its review, all of the items so listed and described, including, but not limited to, the following: (i) true and correct copies of all material written contracts, agreements, and instruments; (ii) true and correct copies of all leases and licenses; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings. Any of the foregoing not disclosed on a schedule elsewhere in this agreement are listed and described on Schedule 2.07. Neither EWI nor any other party to any such contract, agreement, instrument, lease, or license is now or, to the knowledge of Qualified Stockholders, expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, except as is disclosed on Schedule 2.07. Neither EWI nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not materially violate any such arrangement or understanding. EWI enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. EWI is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or to the knowledge of EWI is likely in the future to have, a material adverse affect on EWI's operations or business. EWI has neither engaged within the last five years in, is engaging in, nor intends to engage in any transaction with, nor has had within the last five years, now has, or intends to have any contract, agreement, lease, license, arrangement, or understanding with, any stockholder, any director, officer, or employee of EWI, any relative or affiliate of any Stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which EWI, any such director, officer, or employee, or any such relative or affiliate then had or now has a five percent (5%) or greater equity or voting or other substantial interest, other than such contracts and agreements as listed and so identified on Schedule 2.07. There exists no contract, agreement, right or understanding material to the business or officers of EWI which is in the name of any principal, officer, director, stockholder or any other person or entity other than EWI except as disclosed and so identified on Schedule 2.07. Schedule 2.07 describes EWI's membership in any customer or user organization or trade association.

         (b) Schedule 2.07(b) sets forth a description of each agreement or understanding entered into by any Stockholder or EWI as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

         (c) To the best of each Qualified Stockholder's knowledge, Schedule 2.07(c) sets forth a list of EWI's backlog as of the Effective Time.

         (d) To the best of each Qualified Stockholder's knowledge,

                  (1) the Qualified Stockholders have no reason to believe that business relations currently maintained with EWI's significant customers will not be similarly maintained in all substantial respects after the date hereof and the Effective Time; without limiting the generality of the foregoing, no customer of EWI has notified EWI that it intends to discontinue its relationship with EWI;

                  (2) EWI has all properties and rights necessary to conduct its business and operations in all material respects in substantially the same manner as such business has been conducted by it prior to the date hereof;

                  (3) except as disclosed on Schedule 2.07, EWI is not required by any person or governmental authority to obtain any consents, authorizations, licenses, permits, order certificates, registrations, qualifications or clearances for the conduct of EWI's business (including qualifications to transact business as a foreign corporation in various states);

                  (4) except as set forth on Schedule 2.07, EWI has obtained all such consents, authorizations, licenses, permits, orders, certificates, registrations, qualifications and clearances; the same are valid and subsisting and, the consummation of this Agreement will not invalidate the same;

                  (5) the business and operations of the Company have been, and are being conducted in compliance with all applicable statutes, ordinances, orders, rules and regulations of any federal, state or local governmental authority.

2.08 Employees

         (a) Set forth on Schedule 2.08 is a list of (i) all of EWI's pension, profit-sharing, option, other incentive plans, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and (ii) all obligations to, or arrangements with, EWI's employees for wages, salary, bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. EWI has furnished or made available to the Purchaser true and correct copies of all documents evidencing such plans, obligations or arrangements referred to in Schedule 2.08 (or written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans. Schedule 2.08 includes a true and correct ledger containing the name, position/title, and present rate of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable) of each director, officer, employee or sales agent of EWI. All notices and performance required under COBRA and other ERISA plans prior to the Effective Time have been properly given and performed. All obligations, debts and liabilities associated with EWI's employees or agents, including all of the above-referenced matters have been paid or discharged in full by EWI prior to Effective Time or will be properly reflected as liabilities on the Closing Balance Sheet in accordance with ss.2.03. Except as set forth on Schedule 2.08 (i) EWI has made all payments due to date under or with respect to each plan set forth on Schedule 2.08 and all amounts properly accrued to date due as liabilities of EWI, under or with respect to each such plan, for the current plan years, have been recorded on the books of EWI; (ii) EWI has performed all material obligations required to be performed, and is not in material default under, or in material violation of any such plan; (iii) EWI is in compliance in all material aspects with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to each such plan, and each trust related to each such plan, and, neither EWI, any such plan nor any related trust is required to take any action to avoid violation of any of such requirements; and (v) there are no unfunded or underfunded obligations under any such plan nor has any such plan incurred any accumulated funding deficiencies as defined in ERISA or the Internal Revenue Code.

         (b) Except as set forth on Schedule 2.05, there is no litigation, arbitration, claim, governmental or other proceedings (formal or informal), or investigation pending, or to Stockholder's knowledge threatened, (or any basis for such known to Qualified Stockholders) with respect to any such employee benefit plan, compensation arrangement or EWI's acts or omissions with respect to its employees or its work environment.

         (c) Except for the liabilities recorded on the Closing Balance Sheet, neither EWI nor Purchaser will incur, any liability to or on behalf of EWI's employees arising out of their employment with EWI prior to the Effective Time or out of EWI's acts or omissions prior the Effective Time, including (but not limited to) any liability: under ERISA or the Internal Revenue Code; for obligations to, or arrangements with employees for wages, salary, bonuses, incentive compensation, vacation pay, severance pay, insurance, or other benefits, or employee taxes; for personal injury or property damage; or for discrimination, harassment, or wrongful discharge under federal, state or local laws.

2.09 Patents, Trademarks, Et Cetera

         Except as set forth and described in Schedule 2.09, EWI neither owns nor has pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), all of which are in good standing and uncontested.
Schedule 2.09 accurately sets forth with respect to Intangibles owned by EWI a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by EWI from or to a third party, a description of such license. Neither any stockholder, any director, officer, or employee of EWI, any relative or affiliate of any stockholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate had or now has a five percent (5%) or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of EWI except as such interest is disclosed on Schedule
2.09. There is no right under any Intangible necessary to the business of EWI as presently conducted or as it contemplates conducting, except such as are so designated in Schedule 2.09. EWI has neither infringed, is infringing, or has received notice of infringement of Intangibles of others. To the knowledge of Qualified Stockholders there is no infringement by others of Intangibles of EWI. As far as Qualified Stockholders can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of EWI.

2.10 Questionable Payments

         To the knowledge of Qualified Stockholders, neither EWI, nor any director, officer, agent, employee, stockholder or other person associated with or acting on behalf of EWI has, directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) made any false of fictitious entry on the books or records of EWI; (f) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (g) given any favor or gift which is not deductible for federal income tax purposes; or (h) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private of public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

2.11 Authority to Sell

         The Qualified Stockholders have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of EWI have been or as of the Closing Date will have been duly taken to authorize the execution, delivery, and performance of this Agreement by EWI. This Agreement has been duly authorized, executed, and delivered by Qualified Stockholders, constitutes the legal, valid, and binding obligation of Qualified Stockholders, and is enforceable as to them in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Qualified Stockholders for the execution, delivery, or performance of this Agreement by them. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which EWI or any Qualified Stockholder is a party, or to which it or they or any of its or their properties or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents as have been obtained at or prior to the date of this Agreement, true and correct copies of which have been delivered to the Purchaser). The execution, delivery, and performance of this Agreement will not violate, result in a material breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or materially violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of EWI or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on EWI or any Stockholder or to which any of their operations, business, properties, or assets are subject. Upon the Closing, Purchaser will have good title to the Shares, free and clear of all liens, security interests, pledges, charges, stockholders' agreements, preemptive rights and encumbrances except those, if any, expressly consented to by Purchaser in writing.

2.12 Qualified Stockholders. Exchange for Investment Purposes Only

         Except for Clifford and Gildea, no Stockholder who is not a Qualified Stockholder will receive any of the ATC Stock. Each Stockholder who is acquiring part of the ATC Stock from Purchaser is acquiring such stock for investment purposes only and not with the view to the resale or distribution thereof. Each Stockholder receiving ATC Stock under ss.1.01(b)(3) or any distribution to them of such ATC Stock pursuant to the Escrow Agreement or any other agreement or rights expressly represents and warrants that:

         (a) He or it has received a copy of Purchaser's report to the United States Securities Exchange Commission ("SEC") on Form 10-K for Purchaser's fiscal year ended February 28, 1997;

         (b) Purchaser has provided access to all information which he or it has requested to verify or investigate the matters referred to in such Form 10-K and all other matters related to the Purchaser, its business or the ATC Stock;

         (c) He or it has had the opportunity to communicate with such officers, employees, accountants or other representatives of Purchaser as he or it has deemed necessary or prudent to fully inform himself or itself concerning the Purchaser, its business, the ATC Stock and the risks associated therewith;

         (d) Except as contained in this Agreement, no representations or warranties from Purchaser have been made to any Stockholder, Qualified Stockholder or other person in connection with the ATC Stock;

         (e) He or it fully understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities acts as may be applicable and are being delivered to him or it pursuant to an exemption from registration under the Act;

         (f) Purchaser's reliance upon such exemption is predicated upon each Qualified Stockholder's representations and warranties contained in this section;

         (g) He or it fully understands that due to the unregistered status of the ATC Stock, it will be subject to a prohibition imposed by law and regulation on transfer, pledge or hypothecation during a one-year restriction period which will prevent liquidation of the investment during such period, and the ATC Stock may only be sold after such one-year restriction period upon compliance with Rule 144, as promulgated by the Securities and Exchange Commission under the Act;

         (h) He or it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such an investment;

         (i) He or it is either an "accredited investor" within the meaning Rule 501 of Regulation D promulgated under the Act or represents and warrants that each of the statements contained in subsections (h) and (i) are true with respect to him or it;

         (j) He or it has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in Purchaser and of making an informed investment decision; and

         (k) He or it has had significant prior investment experience and recognizes the speculative nature of this unregistered investment and the additional risks resulting from the lack of liquidity attending unregistered, restricted stock.

2.13 Loans to be Repaid

         EWI has not made any loans to stockholders, officers, directors, employees or any other affiliated person or entity other than the loans set forth on Schedules 2.03, 2.07 or 2.13.

2.14 Fictitious Names

         EWI has not done business or registered in any jurisdiction under any name, other than its corporate name.

2.15 Absence of Undisclosed Liabilities

         Except as set forth in the Schedules to this Agreement or on the Closing Balance Sheet, EWI has no obligations or liabilities of any kind, fixed, accrued or contingent, including but not limited to, obligations to perform after the Closing under contracts or other commitments which would adversely affect EWI's financial condition or business.

2.16 Books and Records

         Except as described in Schedule 2.16, the books and records of EWI, including its corporate minute book, are in all material respects complete and correct.

2.17 Completeness of Disclosure

         No representation or warranty by Qualified Stockholders in this Agreement contains or on the date of the Closing will contain any materially untrue statement of a material fact or omits, or on the Closing Date will omit, to state a material fact necessary to make the statements made not misleading.

                III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As a material inducement to Qualified Stockholders to enter into this Agreement, Purchaser hereby makes the following representations and warranties:

3.01 Organization and Good Standing

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform each of the transactions contemplated by this Agreement.

3.02 Execution and Performance Authorized

         The execution, delivery and performance of this Agreement and all other documents and Related Agreements contemplated hereunder have been duly approved by Purchaser's board of directors, at Closing will have been executed and delivered by Purchaser's duly authorized officers, such execution and delivery and the consummation by Purchaser of the transactions contemplated hereunder have been duly authorized by all necessary corporate action, and no further action is required by law, its corporate charter, bylaws or otherwise to authorize all action to be taken by Purchaser with respect to this Agreement and the consummation of the transactions contemplated hereunder. The Agreement and the other documents contemplated hereunder are binding and are enforceable against Purchaser in accordance with their terms.

3.03 Absence of Litigation

         Except as set forth on Schedule 3.03, there is no action, lawsuit, proceeding or investigation of any kind or nature pending or threatened against Purchaser before any court, tribunal or administrative agency or board which Purchaser reasonably expects, individually or in the aggregate, to materially and adversely affect
(i) Purchaser's solvency, (ii) its ability to perform hereunder, or (iii) to render any one or more of the transactions contemplated hereunder void or voidable.

3.04 No Other Default

         The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of Purchaser's corporate articles, by-laws or minutes or any agreement to which Purchaser is a party or by which any of its property is subject or by which it is bound.

3.05 Permits and Filings

         There is no requirement applicable to Purchaser to make any further filing with, or to obtain any permit, authorization, consent or approval of any governmental or other regulatory authority as a condition of the lawful consummation of the transactions contemplated under this Agreement.

3.06 Absence of Lien

         The monies and ATC Stock to be paid or delivered by Purchaser under
Section 1.01 shall be paid by Purchaser and received by Escrow Agent free and clear of any lien, charge or encumbrance arising out of any agreement or instrument to which Purchaser is subject or by which their properties are bound.

3.07 Solvency

         At the Closing and after payment of the purchase price as required under Section 1.01, Purchaser will be and will remain solvent under all applicable federal and state laws and regulations. Purchaser also agrees that it will not intentionally cause its business to be conducted in a manner that results in its becoming insolvent; provided, however, that consistent with the foregoing, this covenant shall not restrict the future business decisions of Purchaser which relate to its or to EWI's business. Purchaser acknowledges that EWI may require working capital in the short-term in order to continue operations.

3.08 Corporate Documents

         Purchaser has furnished to Qualified Stockholders its certificate of incorporation and a certificate of good standing in Delaware dated within thirty
(30) days of the closing.

3.09 Purchase for Investment Purposes Only

         Purchaser is acquiring the Shares from Qualified Stockholders for investment purposes only and not with the view to the resale or distribution thereof. Purchaser is an "accredited investor" under the regulations promulgated under the Act. Purchaser has not received any representations or warranties from EWI or Qualified Stockholders other than those contained in this Agreement and the attached schedules and/or exhibits hereto. Purchaser represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. Purchaser understands and acknowledges that the Shares have not been registered under the Act or under any state securities acts as may be applicable and are being sold to Purchaser pursuant to exemptions from registration under the Act and any pertinent state securities acts. Qualified Stockholders' reliance upon such exemption is predicated upon Purchaser's representations and warranties contained herein. In this regard, Purchaser understands and agrees that there may be affixed to the certificates representing the Shares a legend advising of the unregistered, restricted nature of the Shares.

                                  IV. COVENANTS

4.01 Insurance

         Purchaser shall cause EWI to continue to carry insurance against risks similar to that provided in EWI's insurance coverage as of the date of Closing and with coverage limits not less than $2,000,000 and a deductible not greater than $100,000.

4.02 Release by Qualified Stockholders

         Each Qualified Stockholder agrees to release and waive all claims he or it now has against EWI or the Shares for any past compensation, bonus, distribution, dividend or other consideration or claim for payment from any cause that may have otherwise been due such Qualified Stockholder at the time of Closing, except to the extent such obligations are reaffirmed in this Agreement or any Related Agreement.

4.03 Collection of Accounts Receivable

         (a) Any EWI account receivable or work in process for which revenue is recorded on the Closing Balance Sheet and warranted as collectible under Section 2.06(b), which has not been collected by Purchaser within six (6) months, shall be deemed to be uncollected and uncollectible by Purchaser except as Purchaser shall otherwise agree in writing. Accounts or work in process may also be deemed uncollectible by agreement of the parties as provided in Section 5.03(b). All uncollected accounts and work in process, net of reserves therefor, shall be remedied by set-off under Section 1.03 (or if set-off is not available, then by indemnification and repayment). Set-off shall be available to the

Purchaser for uncollected accounts or work in process at the earlier of: (i) six
(6) months after the Closing Date or (ii) such earlier time as the account is agreed to be uncollectible by the Escrow Agent under this section. Upon such remedy, the account shall be assigned to the Escrow Agent.

         (b) Purchaser shall provide the Escrow Agent with a monthly aging report of the purchased accounts receivable and work in process together with contact log summary of problem accounts. If at any time Purchaser determines that measures in addition to Purchaser's customary collection procedures (e.g., measures such as mechanics lien, legal action or referral to collection agency) should be employed on a specific account to obtain collection, Purchaser shall notify the Escrow Agent in writing of the measures proposed to be taken. If the Escrow Agent agrees in writing that the proposed extraordinary measures should be taken or if the Escrow Agent itself deems such action to be necessary without notice from Purchaser, the Escrow Agent shall notify Purchaser in writing of its agreement to such measures. The Escrow Agent's agreement to the employment of extraordinary collection measures shall constitute its agreement to having the cost of such measures first charged against the Excess Reserve for uncollectible accounts and the remainder, if any, remedied by set-off or refund if set-off is not available.

         (c) At any time the parties may by mutual written agreement deem an account uncollectible, Purchaser shall assign it to the Escrow Agent and charge it off of the Excess Reserve and set off the remainder, if any, under Section
1.03 or make a claim for refund under Section 1.02. Upon written notice to Purchaser, the Escrow Agent may request to have any account receivable which is uncollected assigned to the Escrow Agent. Purchaser shall not unreasonably deny such request. Such request by the Escrow Agent for assignment shall constitute Qualified Stockholders' agreement to a charge against the Excess Reserve for uncollectible accounts by such amount or, to the extent that the remaining Excess Reserve balance is thereby exceeded, to a set-off or indemnity claim in such excess amount, which Purchaser may exercise immediately.

4.04 Public Statements

         Before the Escrow Agent or Qualified Stockholders or any of them shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comments, and shall not release any such statement or information without the written consent of the Purchaser. Nothing contained herein shall prevent the Escrow Agent or Qualified Stockholders from furnishing any information to any governmental authority if required to do so by law.

4.05 Books, Records, Access to Information

         (a) Each party shall provide to the other, with reasonable promptness following a request in writing (not to exceed ten (10) business days), such information and data with respect to EWI's business before the Effective Time and this transaction as may from time to time be requested by the other party. In the event either Purchaser or any Qualified Stockholder is required to prepare audited statements or to produce or compile information for a government agency which requires access to information or for any other reasonable purpose, including the verification of any information provided to the other party relative to this agreement, the parties agree to allow the other party reasonable access to records, including the non-proprietary working papers of the other party's accountants, and to provide reasonable cooperative assistance in the preparation of reports, documents, etc. without charge except for reimbursement of any actual, out-of-pocket expenses, exclusive of the cost of in-house staff time. Notwithstanding the foregoing, in the event that a party is or anticipates becoming a party to litigation, this Section 5.06 or any other provision of this Agreement shall not be construed to require such party to provide information to the other which could prevent such party from making a bona fide claim of attorney/client privilege or such other privileges as may be applicable with respect to such information.

         (b) Neither party shall intentionally dispose of or destroy any of the records of EWI in its possession except in conformity with the procedures set forth in this section. If a party wishes to dispose of or destroy any of such records, it shall first give thirty (30) days prior written notice to the other party of the action it intends to take, and the other party shall have the right, at its option and expense, upon prior written notice to the notifying party within such 30-day period, to take possession of such affected records within 30 days after the date of the notice of intent to take possession.

         (c) Each party shall exercise reasonable care in the care, custody and maintenance of the records of EWI in its possession. A party shall be responsible for actual damage caused to the other party only as a result of its negligence or intentionally wrongful act in maintaining the records. Neither party shall have liability to the other party or any other person as a consequence of the non-existence of any record or such party's inability to locate any record unless the loss or destruction of the record is proven, by clear and convincing affirmative evidence, to have been due to the allegedly possessing party's negligence or intentionally wrongful act.

4.06 Transaction Costs and Expenses

         The Purchaser on the one hand and Qualified Stockholders and/or EWI on the other hand shall each pay their own respective costs incurred in connection with this transaction including, without limitation, all legal, accounting, auditing and appraisal fees in negotiating and preparing this Agreement and in consummating, closing and carrying out the transactions contemplated hereby. Any costs to be charged to EWI shall be included on the Closing Balance Sheet.

4.07 Conduct of Business After Closing

         Until such time as Purchaser has had the opportunity in accordance with EWI's certificate of incorporation and by-laws to duly call and hold a general or special meeting of the stockholders of EWI for the purpose of electing a new board of directors, Perry agrees, as sole director and President of EWI, that, without the written consent of Purchaser, he will:

         (a) Take no action in respect of its business, assets or management other than continuing to conduct business in the ordinary course;

         (b) Issue no shares or other securities or make any distribution or other like payment to any person or entity;

         (c) Borrow any money;

         (d) Sell any assets.

4.08 Delivery of Property

         Purchaser and Qualified Stockholders shall each use their best efforts to avoid opening mail or deliveries which rightfully belongs to the other and shall turn over to the other any property received by the party, including checks or money, belonging to the other within twenty-four hours after determining its rightful ownership.

4.09     Related Agreements

         Qualified Stockholders and Purchaser each agree to execute and deliver at Closing the Related Agreements referenced in Section 7.01 which require execution by them in accordance with their terms.

         4.10 Continuing Cooperation, Reporting of Changes, Breaches and Status

         The parties agree to cooperate in good faith following Closing to secure to each other the benefits and performance to be provided by this Agreement and to promptly execute such documents or instruments as shall be reasonably requested by another party, without charge, to that end. At any time or times on or after the Closing, Qualified Stockholders and Purchaser shall execute, acknowledge, and deliver any and all further assurances, documents, and instruments reasonably requested by the other in order to effectively convey the Shares, the ATC Stock and all ownership thereof free and clear of encumbrances or title defects except as expressly authorized herein and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party in order to effectuate the purposes and intent hereof. The parties shall each promptly advise the other in writing of (i) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect, and (ii) the failure of the party to comply with or accomplish any of the covenants or agreements set forth herein in any material respect.

4.11 Tax Returns

         In consideration for its ability to utilize EWI's net operating losses (subject to any limits thereon), Purchaser agrees to prepare and file all required federal, state and local tax returns required for the period which ended June 30, 1997.

4.12 ATC Acquisition Proposal

         The parties acknowledge that Purchaser has received an offer for the acquisition of any and all outstanding shares of the Purchaser's stock from a group led by senior members of Purchaser's management and WPG Corporate Development Associates V, L.P., a financial investor group, (collectively, the "Offerors") pursuant to the terms and conditions of a proposed merger agreement (the "Merger Agreement") in the form attached to the letter dated October 17, 1997 from Weiss, Peck & Greer, L.L.C. to the Purchaser (as the same may be negotiated and entered into by the Purchaser) (the "Acquisition Proposal"). If
(i) the tender offer contemplated in the Acquisition Proposal is consummated and
(ii) the persons listed on Schedule 1.01(b)(2) (the "ATC Stockholders") have not been issued the ATC Stock, as provided for in this Agreement, prior to the record date (the "Record Date") established for the merger contemplated in the Acquisition Proposal, in lieu of issuing such shares of ATC Stock following the Record Date, the Purchaser shall pay to each of the ATC Stockholders cash in an amount per share equal to the amount paid per share to holders of Purchaser's stock in connection with the consummation of the Acquisition Proposal. Such price shall be paid to the Escrow Agent on the same schedule as payment is made to the other holders of Purchaser's stock whose shares are being canceled in connection with the merger contemplated in the Acquisition Proposal.

     V. CONDITIONS PRECEDENT TO QUALIFIED STOCKHOLDERS' OBLIGATION TO CLOSE

         The obligation of Qualified Stockholders to close and to perform the covenants and actions required of them on the Closing Date shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions precedent:

5.01 Truth of Representations and Warranties

         Purchaser's representations and warranties contained in this Agreement shall be true in all material respects at and as of the Closing Date.

5.02 Performance

         Purchaser shall have performed and complied in all material respects with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

5.03 Documents

         Purchaser shall provide to Escrow Agent all of the documents and shall perform such acts as are prescribed in Section 7.03. Purchaser shall have delivered to the Escrow Agent at or prior to the Closing such other documents (including certificates of officers of Purchaser) as the Escrow Agent, the Qualified Stockholders or their counsel may reasonably request in order to enable the Qualified Stockholders to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

5.04 Authorization

         Any consent, approval, authorization, order or filing with any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in effect on the Closing Date.

5.05 Absence of Suit

         No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened against Purchaser or any of Purchaser's officers or directors, and no investigation by any governmental or regulatory authority shall have been commenced, against Purchaser or any affiliate, seeking to restrain, prevent or change the transactions contemplated hereby or challenging the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

5.06 Payment of Purchase Price

         Purchaser shall have tendered the cash and other consideration required to be paid or delivered at closing under Section l.0l(b).

5.07 Documents

         Qualified Stockholders shall have received all of the documents required to be delivered to them pursuant to Section 7.03 and elsewhere in this Agreement. Purchaser shall have delivered to the Qualified Stockholders at or prior to the Closing such other documents (including certificates of officers of Purchaser) as the Escrow Agent, the Qualified Stockholders or their counsel may reasonably request in order to enable the Qualified Stockholders to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

5.08 Opinion of Counsel

         Purchaser shall have delivered to the Qualified Stockholders before Closing the opinion of counsel to Purchaser, satisfactory to counsel for the Qualified Stockholders.

5.09 Receipt of Approvals, Etc.

         All material approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

5.10 Review of Proceedings

         All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of the counsel to Qualified Stockholders, and Purchaser shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

5.11 Approval by Lenders

         Unless exempted pursuant to Schedule 5.11, prior to Closing, Purchaser shall have obtained written consent from its banks and the holders of its senior secured notes for Purchaser to execute this Agreement and the Note.

5.12 No Governmental Action

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Qualified Stockholders, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Qualified Stockholders to consummate any of the transactions contemplated by this Agreement, (c) imposes material limitations on the ability of Qualified Stockholders effectively to exercise their rights hereunder or (d) otherwise prohibits, materially restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Qualified Stockholders of the transactions contemplated by this Agreement.

               VI. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligation of the Purchaser to close and to perform the covenants and actions required of it on the Closing Date are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions precedent:

6.01 Truth of Representations and Warranties

         Qualified Stockholders' representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

6.02 Performance

         As of the Closing, Qualified Stockholders and EWI shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before the Closing Date by this Agreement or any of the Related Agreements.

6.03 Absence of Suit

         No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened against the Qualified Stockholders, EWI, or any affiliate, associate, officer or director of any of them, and no investigation by any governmental or regulatory authority shall have been commenced, against Qualified Stockholders, EWI or any affiliate, associate, officer or director of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or challenging the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

6.04 Receipt of Approvals, Etc.

         All material approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been delivered to Purchaser by Qualified Stockholders.

6.05 Authorization

         Any consent, approval, authorization, order or filing with any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made by the Qualified Stockholders or EWI, as appropriate, and shall be in effect on the Closing Date.

6.06 Documents

         Purchaser shall have received all of the documents required to be delivered to it pursuant to Section 7.02 and elsewhere in this Agreement. Qualified Stockholders shall have delivered to the Purchaser at or prior to the Closing such other documents (including certificates of officers of Qualified Stockholders or EWI) as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

6.07 Completion of Due Diligence Investigation

         Purchaser shall have completed its investigation of EWI prior to the Closing Date with Purchaser's accountants, attorneys and officers having been afforded free access to perform due diligence investigations of the books, records and operations of EWI and interviews with EWI's sales and project management employees.

6.08 Opinion of Counsel

         Qualified Stockholders shall have delivered to the Purchaser before Closing the opinion of counsel to Qualified Stockholders, satisfactory to counsel for the Purchaser.

6.09 Review of Proceedings

         All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of the counsel to the Purchaser, and Qualified Stockholders shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

6.10 No Governmental Action

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Purchaser, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by the Purchaser of any of the Shares or of the assets or of a material portion of the business of EWI or Purchaser, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of the Shares or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

6.11 Restricted Business

         The percentages of EWI's gross revenues attributable to professional services which EWI would be precluded from performing after Closing by law, regulation or order shall not exceed such as Purchaser shall reasonably determine will materially negatively affect the future viability and profitability of EWI's business following Closing.

6.12 Personnel

         EWI shall have secured on terms acceptable to Purchaser, including in appropriate cases the securing of written employment agreements, the continuing employment of the key employees of EWI listed on Schedule 6.12 attached hereto.

6.13 Execution of Related Agreements

         Qualified Stockholders shall have executed and delivered to Purchaser the Related Agreements referenced in Section 7.01 which by their terms require such execution.

6.14 Repayment of Loans

         Principal and interest on the loans identified in Schedule 2.13 owed to EWI shall have been repaid at or prior to the Closing in full or the Purchaser, in its sole discretion, shall have consented to arrangements for the repayment thereof.

                                  VII. CLOSING

7.01 Closing, Closing Date and Effective Time

         The closing of the transactions contemplated hereunder (the "Closing") shall take place at the office of Pepe & Hazard LLP at a.m. on November_, 1997 (the "Closing Date"). The effective time for the consummation of the transactions contemplated in this Agreement to occur "at Closing" or "on the Closing Date" shall be 12:00 a.m. EST on the Closing Date (the "Effective Time").

7.02 Qualified Stockholders' Obligations at Closing

         At or prior to the Closing, Qualified Stockholders shall deliver or cause to be delivered to Purchaser, in form satisfactory to Purchaser, the following:

         (a) Stock certificates for all of the Shares duly assigned to Purchaser.

         (b) A release and satisfaction (or agreement to provide the same) of each security interest, lien or encumbrance against any of the Shares except those to which Purchaser has expressly consented in writing.

         (c) A certificate of good standing for EWI issued within thirty (30) days prior to the Closing Date by the Secretary of State of Connecticut.

         (d) A certificate or certificates, executed by a duly authorized officer of each Qualified Stockholder certifying that all representations and warranties of Qualified Stockholders contained in this Agreement are true and correct in all material respects in accordance with their terms at and as if made as of the Closing Date, provided that such certificates will not be required if this Agreement is executed by the Qualified Stockholders on the Closing Date.

         (e) A certificate as to the incumbency of officers and genuineness of signatures covering all officers of EWI, the Escrow Agent or any Qualified Stockholder executing any document delivered by any of them at the Closing.

         (f) Resignations of all members of EWI's Board of Directors other than Perry.

         (g) Satisfactory evidence of the termination of all outstanding options or rights to purchase the capital stock of EWI.

         (h) All other schedules, certificates and other documents required by this Agreement to be delivered by Qualified Stockholders on or before Closing.

7.03 Purchaser's Obligations at Closing

         At or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Escrow Agent, in form satisfactory to Qualified Stockholders, the following:

         (a) The cash payable at Closing pursuant to Section 1.01(b)(1).

         (b) The Note deliverable at Closing pursuant to Section 1.01(b)(2).

         (c) An employment agreement by and between EWI and Perry.

         (d) Its certificate, executed by an authorized officer, certifying that all representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects in accordance with their terms at and as if made as of the Closing Date, provided that such certificates will not be required if this Agreement is executed by the Purchaser on the Closing Date.

         (e) A certificate of good standing for Purchaser from the Secretary of State of Delaware as of a date not more than thirty (30) days prior to the Closing Date.

         (f) A true copy of the minutes of the meeting of the Board of Directors of Purchaser authorizing its execution, delivery and performance of this Agreement, the Note and the ATC Stock.

         (g) A certificate as to the incumbency of officers and genuineness of signatures of all of the officers of Purchaser executing any document delivered by Purchaser at the Closing.

         (h) An instrument, effective at Closing, appointing a new agent for the service of process in Connecticut for EWI who shall be designated in advance by Purchaser.

         (i) An instrument pursuant to which Purchaser assumes LTEISA's obligations as Guarantor of certain performance bonds issued to EWI as set forth on Schedule 7.03(i).

         (j) Written consent from its banks and the holders of its senior secured notes of its execution of this Agreement and of the Note.

         (k) An Opinion of Purchaser's counsel substantially as to the matters set forth in Schedule 7.03(k).

         (1) All other schedules, certificates and other documents required by this Agreement to be delivered by Purchaser on or before Closing.

                               VIII. MISCELLANEOUS

8.01 Brokerage Fees

         Neither the Purchaser, EWI or any Qualified Stockholder has consented to or authorized any broker or agent to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. In the event any claim is made for a broker's or finder's fee in connection with the transactions contemplated hereunder, the party responsible for retaining or securing said broker or finder shall be solely responsible for the payment of any broker's or finder's fees incurred as a result thereof. Further, the responsible individuals shall indemnify the other parties against any loss or liabilities by reason of such broker's or finder's fees.

8.02 Further Actions

         At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

8.03 Availability of Equitable Remedies

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, either Purchaser or Qualified Stockholders acting jointly shall be entitled, in addition to any other right or remedy available to it, to a preliminary injunction and an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance without the requirement of bond.

8.04 Survival

         Except as otherwise provided herein, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the purchase price by the Purchaser irrespective of any investigation made by or on behalf of any party and shall continue until the later of (i) the Maturity Date specified in the Note and (ii) the last date on which any necessary action is taken by a party in connection with the resolution of a controversy under Section 1.03 pursuant to a decision of the mediator.

8.05 Modification

         The Agreement and the exhibits, schedules and Related Agreements hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

8.06 Notices

         All notices, elections, reports or other correspondence required or permitted hereunder shall be in writing and deemed to have been properly given or delivered when mailed by certified mail, postage prepaid, delivered by overnight express courier, delivery fees prepaid, or transmitted by fax with receipt confirmed, to the party to whom directed at the below specified addresses or at such other address for which any party shall give the other parties written notice:

         If to EWI (prior to Closing):

         Mr. Charles L. Perry, President
         Environmental Warranty, Inc.
         970 Farmington Avenue
         West Hartford, CT 06107
         Fax (860) 521-5810

         If to Purchaser:

         Mr. Nicholas J. Malino, Senior Vice President
         ATC Group Services Inc.
         104 East 25th Street, 10th Floor
         New York, NY 10010
         Fax (212) 598-4283

         with a copy to:

         Alexander W. Samor, Esq.
         Kleban & Samor
         2425 Post Road
         P.O. Box 763
         Southport, CT 06490

         If to Perry:

         Mr. Charles L. Perry
         61 High Farm Road
         West Hartford, CT 06107

         If to Preferred Shareholders:

         Pepe & Hazard LLP
         Goodwin Square
         Hartford, CT 06103
         Fax: (860) 522-2796
         Attn.:  Stephen B. Hazard, Esq.

Any such notice shall be deemed given three days after deposit with the mail, one day following delivery thereof to an overnight express courier or upon receipt when sent by confirmed fax. The address of a party may be changed in accordance with the notice provisions of this section.

8.07 Waiver

         Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

8.08 Binding Effect

         The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser, and its respective successors and assigns, and Qualified Stockholders and their assigns, heirs, and personal representatives, and shall inure to the benefit of the indemnitees and their respective successors, assigns, heirs, and personal representatives.

8.09 No Third-Party Beneficiaries

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.08).

8.10 Severability; Reformation

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

8.11 Headings

         The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

8.12 Governing Law

         To the extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to conflict of laws. To the maximum extent permitted by law, any action or proceeding initiated by Purchaser, any Stockholder, the Escrow Agent, any indemnitee or any other party claiming rights under this agreement shall be brought in an appropriate state or federal court in Hartford County, Connecticut, and any person claiming rights under this agreement consents to the jurisdiction and proper venue of such forum.

8.13 Separate Counterparts

         This Agreement is being executed in several identical counterparts, each one of which shall be considered an original and all of which when taken together shall constitute but one instrument.

8.14 Incorporation of Recital, Exhibits and Schedules

         All exhibits, schedules and Related Agreements attached hereto are incorporated herein by this reference and expressly made a part of this Agreement.

8.15 Several Obligations

         The representations, warranties, covenants, and agreements of EWI and Qualified Stockholders in this Agreement are several.

8.16 Mediation

         In the event there shall arise any dispute or claim in law or equity arising out of this Agreement or any breach thereof or any resulting transaction between the parties under this Agreement, the parties specifically agree that such dispute shall be submitted to mediation pursuant to the provisions provided in Section 1.03. Judgment of any award rendered by the mediator may be entered in any court having jurisdiction thereof.

8.17 Opportunity to Cure

         All parties to this agreement shall be afforded a period of ten (10) days following notice thereof to cure any alleged breach of this agreement.

         [The remainder of this page has been left blank intentionally.]

                 [This page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date of this day of , 1997.

                                                    ATC GROUP SERVICES INC.

                                                    /s/ Nicholas J. Malino
                                                  -----------------------------
                                                        Nicholas J. Malino
                                                        Senior Vice President


                                                    CONNING INSURANCE CAPITAL
                                                    LIMITED PARTNERSHIP II
                                                    By:  Conning & Company,
                                                         General Partner

                                                     /s/ John Clinton
                                                  -----------------------------
                                                    By:  John Clinton
                                                         Senior Vice President


                                                    CONNING INSURANCE CAPITAL
                                                    INTERNATIONAL PARTNERS II
                                                    By: Conning & Company,
                                                        General Partner

                                                    /s/ John Clinton
                                                  -----------------------------
                                                    By: John Clinton
                                                        Senior Vice President

                                                    CULLINANE & DONNELLY VENTURE
                                                    PARTNERS,LIMITED PARTNERSHIP
                                                    By:  Marsh Point Partners,
                                                         General Partner

                                                       /s/ J. Donnelly
                                                  -----------------------------
                                                     By: a General Partner

                                                    LAWYERS TITLE ENVIRONMENTAL
                                                    INSURANCE SERVICES AGENCY,
                                                    INC.

                                                     /s/ Jeffrey D. Vaughan
                                                  -----------------------------
                                                    By: Jeffrey D. Vaughan
                                                        President

                                                     /s/ Charles L. Perry
                                                  -----------------------------
                                                         CHARLES L. PERRY

The undersigned are executing this agreement with respect to the representations found in Section 2.12 only:


                                                     /s/ Robert E. Clifford
                                                  -----------------------------
                                                         Robert E. Clifford


                                                     /s/ William A. Gildea, Jr.
                                                  -----------------------------
                                                         William A. Gildea, Jr.